                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF BATTLE FOWLER LLP]


                                    January 29, 1997





Board of Directors
American General Hospitality Corporation
3860 West Northwest Highway, Suite 300
Dallas, TX  75220


          Re:  American General Hospitality Corporation
               Registration Statement on Form S-11 (No. 333-19585)
               ---------------------------------------------------


Gentlemen:

          We are acting as counsel for American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with its Registration Statement on Form S-11 (Registration No. 333-19585), and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission, with respect to up to 6,325,000 shares of the Company's Common Stock, $0.01 par value per share (the "Shares").

          In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below.

          In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company,
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                               BATTLE FOWLER LLP                          PAGE 2

Board of Directors                                              January 29, 1997


without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

          We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York and the federal law of the United States and, with respect to matters of Maryland law, we have relied exclusively on the opinion of Ballard Spahr Andrews & Ingersoll, Maryland counsel to the Company, a copy of which is attached hereto as Exhibit
                                                                       -------
A.  No opinion is expressed as to the effect that the law of any other
-
jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

          Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when sold and delivered against payment therefor in the manner described in such authorization, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                  Very truly yours,


                                  /s/ Battle Fowler LLP

                                                                       EXHIBIT A
                                                                       ---------

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]



                                January 29, 1997



Battle Fowler LLP
75 East 55th Street
New York, New York  10022

          Re: Registration Statement on Form S-11
              (Registration No. 334-19585):
              6,325,000 Shares of Common Stock,
              $.01 Par Value Per Share
              -----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 6,325,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), by the Company, pursuant to the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");
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Battle Fowler LLP
January 29, 1997
Page 2


          2. The Bylaws of the Company, certified as of a recent date by its Secretary;

          3. Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Shares, certified as of a recent date by the Secretary of the Company;

          4. A certificate as of a recent date of the SDAT as to the good standing of the Company;

          5. The form of certificate representing a share of the Common Stock, certified as of a recent date by the Secretary of the Company;

          6. A certificate executed by Kenneth E. Barr, Secretary of the Company, dated January 29, 1997; and

          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth herein, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles;

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

          3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and
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Battle Fowler LLP
January 29, 1997
Page 3


          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares have been duly authorized and, when sold and delivered against payment therefor in the manner described in such authorization, will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any securities laws.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than the Company) without, in each instance, our prior written consent.
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Battle Fowler LLP
January 29, 1997
Page 4


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                          Very truly yours,


                                          /s/ Ballard Spahr Andrews & Ingersoll